UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 28, 2011

VGTEL, INC.
(Exact Name of registrant as specified in its Charter)

New York	0-19254	01-0671426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 673-8665
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Departure of Lawrence G. Harris  as President and Chief Executive Officer of VGTel, Inc.

Effective as of June 28, 2011, Lawrence G. Harris departed as President and Chief Executive Officer of VGTel, Inc. to pursue other opportunities.

Mr. Harris’s departure was in connection with the anticipated resolution of disputes concerning corporate strategy and the effectiveness of the consummation of the Agreement and Plan of Share Exchange dated as of February 24, 2011 between VGTel and Venture Industries, Inc.  The parties have been in negotiation and expect to enter into definitive documentation to resolve all issues in the near term.

Item 5.02 (c) and (d)

Appointment of Officers and Directors of VGTel.

On June 28, 2011, Joseph Indovina, Sole Director of VGTel, appointed Lori Dente, Bruce Minsky and Frank Queally as directors of VGTel, effective as of such date.  Further, Joseph Indovina, as Sole Director, appointed Joseph Indovina as Executive Vice President of VGTel, Lori Dente as Treasurer of VGTel, and Colin Mitchell as Secretary of VGTel, all  effective as of June 28, 2011.

Appointment of Joseph R. Indovina, Age 55,  as Executive Vice President and Chairperson of the Board of VGTel and Executive Vice President.

On June 28, 2011, Joseph R. Indovina, a Director of VGTel since January 10, 2011, was appointed Executive Vice President and Chairperson of the Board of Directors of VGTel.   Mr. Indovina also served as Chief Executive Officer and President of VGTel from January 11, 2011 to February 24, 2011.  Since 2004, Mr. Indovina has been employed by Westbrook Financial Services, a wealth management and financial services firm, as Sales Manager.  Mr. Indovina has twenty six years of experience building high-performance sales teams.  He possesses a strong command of employee benefits, insurance programs and legislative compliance.  Mr. Indovina has not served as director of any other company in the past five years.  He earned an Associate’s Degree in Business Administration at Chicago City College.  Mr. Indovina is qualified to serve as a director based on his extensive business experience.

Appointment of Lori Dente, Age 47, as Director and Treasurer of VGTel.

On June 28, 2011, Lori Dente, a significant shareholder of VGTel, owning  3,432,821 shares of VGTel, representing 12.6% of the outstanding shares of VGTel, was appointed to the Board of Directors of VGTel and as Treasurer of VGTel.  Lori Dente, CPA had previously been named as a Director of VGTel as of March 31, 2011, contingent upon the mailing by VGTel of an information statement that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934.   Ms. Dente has spent the last fifteen years at Time Inc., a magazine media company, where she is currently serves as Vice President for Time Inc. Branded Solutions.  Her previous positions included General Manager of This Old House Ventures, General Manager of the Fortune Money Group and Assistant Controller, Revenue Finance.  Ms. Dente is qualified to serve as a director based on her extensive financial experience.

Appointment of Bruce Minsky, Age 47, as Director of VGTel.

On June 28, 2011, Bruce W. Minsky was appointed to the Board of Directors of VGTel.  Since May 2004, Mr. Minsky has been engaged in the private practice of law at Law Offices of Bruce W. Minsky, P.C. in New Hempstead, New York, specializing in corporate organization, governance, operational, compliance and regulatory scenarios; real estate matters; transactional arrangements; commercial lending representation; and, business/portfolio acquisitions.

From July 1991 through April 2004, Mr. Minsky was employed by Banco Popular North America, New York NY, the U.S. banking subsidiary of Popular, Inc, a full-service international financial services provider [NASD – BPOP], for which he served as Vice President and In-House Counsel.  Mr. Minsky is a member of the Bar of the States of California, Connecticut and New York, and admitted in the U.S. District Court of the State of New York, Southern and Eastern Districts, as well as the U.S. Court of Appeals, Second Circuit.  Mr. Minsky received a Bachelor of Arts degree from Boston University in 1985.  In 1988, he received a Juris Doctor degree from Southwestern University School of Law. He received a Master of Laws degree in American Banking Law from Boston University in 1989.  Based on his professional experience Mr. Minsky is qualified to serve as a director.

Appointment of Frank Queally , Age 53, as Director of VGTel.

On June 28, 2011 Frank Queally was appointed to the Board of Directors of VGTel.  Mr. Queally founded Queally Group, Inc. in July 1995 and has been president of that company ever since.  Queally Group is engaged in the executive benefits and insurance planning.  Mr. Queally graduated from Denison University in Granville, Ohio in 1980 and received his degree in economics and history.  Mr. Queally is qualified to serve as a director based on his extensive financial experience and educational background.

Appointment of Colin Hugh Mitchell, Age 46, as Secretary of VGTel.

On June 28, 2011, Colin Hugh Mitchell was appointed as Secretary of VGTel.  Mr. Mitchell has been employed by Venture Industries, Inc. since December 2010.  From February to November 2010, Mr. Mitchell was employed by Essence Communications, New York, a lifestyle magazine publisher, as National Director of Event and Magazine & Digital Sales.  From November 2007 to February 2009, Mr. Mitchell was employed by Format Dynamics Denver Co. (“FD”), an advertising technology firm, as Vice President of Sales and Business Development, providing strong leadership and strategic direction for the FD sales team.  From September 2006 and November 2007, Mr. Mitchell was employed at Atlas Solutions, an online advertising agency that is part of the Microsoft Company, in San Francisco as Group Director, Atlas West Coast Sales.  From July 2005 to August 2006, Mr. Mitchell was appointed as Business Development Manager of Eyeblaster, a New York company engaged in digital advertising solutions.  Mr. Mitchell is a media executive with nationwide experience and seven-plus year track record of developing and executing successful revenue generation strategies.  Mr. Mitchell is a skilled business leader with proven expertise in building and running sales teams, negotiating strategic partnerships and developing advertising products and packages, while delivering positive results.

 Each director serves until his or her successor is elected. There are no arrangements or understandings between any prospective director and any other person pursuant to which he or she was selected as a prospective director.

Each prospective officer will serve until he or she is replaced by the Board of Directors.  There are no arrangements or understandings between any officer of VGTel and any other person pursuant to which he or she was selected as a prospective officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our newly appointed directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Transactions with Related Persons:

Lori Dente is a sister to Frank Magliato, a significant shareholder of VGTel owning 3,855,323 shares of VGTel representing 14.2% of the outstanding shares of the VGTel.  Frank Magliato is President of Saddle River Associates & Company, Inc.  Frank Magliato serves as a financial consultant to VGTel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGTEL, INC.

Date: July 5, 2011	By:	/s/ Joseph Indovina
		Name:	Joseph Indovina
		Title:	Executive Vice President